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                                                                  EXHIBIT (a)(2)

                              OAK TECHNOLOGY, INC.

                                ACCEPTANCE LETTER
                        PURSUANT TO THE OFFER TO EXCHANGE
                       OPTIONS HELD BY ELIGIBLE EMPLOYEES
                  UNDER OAK TECHNOLOGY'S 1994 STOCK OPTION PLAN
                                 FOR NEW OPTIONS
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              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
              PACIFIC DAYLIGHT SAVINGS TIME, ON SEPTEMBER 13, 2001,
                          UNLESS THE OFFER IS EXTENDED
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To:      Oak Technology, Inc.
         139 Kifer Court
         Sunnyvale, California 94086
         Attn:  Karen Pereira, Stock Administrator
         Telephone: (408) 328-6881
         Facsimile: (408) 523-6623

         I have received the Offer to Exchange dated August 15, 2001 provided by Oak Technology, Inc. ("Oak Technology" or the "Company") describing the stock option exchange program under which eligible employees of Oak Technology holding options to purchase the Company's common stock, $.001 par value ("Common Stock") under the Oak Technology, Inc. 1994 Stock Option Plan, as amended (the "Plan"), with an exercise price equal to or greater than $15.00 per share, may tender such options for cancellation in exchange for new options to be granted under the Plan.

         UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE DATED AUGUST 15, 2001, AND IN THIS ACCEPTANCE LETTER (WHICH, TOGETHER WITH THE OFFER TO EXCHANGE, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONSTITUTES THE "OFFER"), I HEREBY TENDER TO OAK TECHNOLOGY ALL OF MY OPTIONS LISTED IN THE "OPTION REPORT" (ATTACHED HERETO AS ATTACHMENT A) WITH AN EXERCISE PRICE OF $15.00 OR HIGHER (THE "TENDERED OPTIONS") THAT WERE GRANTED TO ME UNDER THE PLAN AND ARE OUTSTANDING ON THE EXPIRATION DATE OF THE OFFER, IN EXCHANGE FOR NEW OPTIONS TO PURCHASE THE SAME NUMBER OF COMMON STOCK SUBJECT TO THE TENDERED OPTIONS THAT THE COMPANY ACCEPTS FOR EXCHANGE (THE "NEW OPTIONS").

         I acknowledge and confirm that the Tendered Options consist solely of the following options (TO VALIDLY TENDER THE TENDERED OPTIONS, YOU MUST COMPLETE THE FOLLOWING):

   NUMBER OF OPTIONS             GRANT DATE OF              EXERCISE PRICE OF
       TENDERED                 TENDERED OPTION              TENDERED OPTION
  -------------------          -----------------           -------------------

  -------------------          -----------------           -------------------


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         Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

         I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement or instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

         The name of the registered holder of the Tendered Options appears on the signature line below exactly as it appears on the option agreement or agreements representing the Tendered Options.

         BEFORE YOU CHOOSE TO TENDER YOUR OPTIONS BY RETURNING THIS ACCEPTANCE LETTER, PLEASE KEEP THE FOLLOWING IN MIND:

         (1) You may only tender options granted under the Company's 1994 Stock Option Plan, as amended, with an exercise price of at least $15.00 per share and that you are not required to tender any of such options in the Offer.

         (2) You may not tender only part of the options eligible to be tendered by you. If you choose to accept the Offer, you must tender all of your options granted under the Plan with an exercise price of at least $15.00 per share.

         (3) All Tendered Options properly tendered prior to 11:59 p.m., Pacific daylight savings time, on September 13, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn that are cancelled in the Offer will be exchanged for New Options, upon the terms and subject to the conditions of the Offer described in the Offer to Exchange.

         (4) Upon the Company's acceptance of the Tendered Options for exchange, the option agreement or other instrument of grant to which the Tendered Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the Plan and the terms of a new option agreement or other instrument of grant to be issued by the Company, a copy of which you will receive after the New Options are granted.

         (5) The New Options will not be granted until a date that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered


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                Options and will have (a) an exercise price (also known as the grant price) equal to the fair market value of the Common Stock on the grant date of the New Options, determined under the terms of the Plan, (b) a term of ten years from the date of grant of the related Tendered Options, subject to earlier expiration upon termination of employment , death or disability, and (c) the same vesting schedule and vesting dates as the related Tendered Options.

         (6) To be entitled to the New Options after your Tendered Options have been cancelled in the Offer, you must be eligible to receive options pursuant to the Plan from the date you tender your Tendered Options for exchange through, and including, the date of grant of the New Options. You will not be eligible to receive the New Options on the New Option grant date if you are not continuously and actively employed by or on an authorized short-term leave of absence from Oak Technology (or the subsidiary that employs you) from the date you tender the Tender Options for exchange through, and including, the date of grant of the New Options, for any reason, including the following: (A) you receive a notice of involuntary termination (including, without limitation, redundancy), with or without cause, from the Company or one of its subsidiaries; (B) you resign or give notice of resignation from such employment, whether voluntarily or involuntarily or with or without good reason; (C) you enter into an agreement with the Company or one of its subsidiaries with respect to your resignation, whether voluntarily or involuntarily or with or without good reason; (D) you take a long-term leave of absence (lasting more than six months) or you are currently on a short-term leave of absence and you do not return to active employment within the authorized six month period, resulting in a recategorization of your leave as long-term; or (E) you die. IF, FOR ANY REASON, INCLUDING THOSE LISTED ABOVE, YOU ARE NOT AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, FROM THE DATE YOU TENDER THE TENDERED OPTIONS THROUGH THE DATE THE COMPANY GRANTS THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT THE COMPANY HAS ACCEPTED FOR EXCHANGE.

         (7) PARTICIPATION IN THE OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN IN THE EMPLOY OF OAK TECHNOLOGY OR ANY OF ITS SUBSIDIARIES. YOU ARE EMPLOYED BY OAK TECHNOLOGY OR ONE OF ITS SUBSIDIARIES ON AN "AT-WILL" BASIS. AS AN AT-WILL EMPLOYEE, YOUR CONTINUED EMPLOYMENT IS AT THE WILL AND SOLE DISCRETION OF OAK TECHNOLOGY OR THE SUBSIDIARY THAT EMPLOYS YOU. NEITHER OAK TECHNOLOGY NOR ANY OF ITS SUBSIDIARIES GUARANTEES OR PROVIDES YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN THE EMPLOY OF OAK TECHNOLOGY OR ANY OF ITS SUBSIDIARIES UNTIL THE NEW OPTION GRANT DATE.

         (8) If the Company merges or is consolidated with, or sells substantially all of its assets or stock to, another entity before the Company grants the New Options, the Company has the right to take any actions it deems necessary or appropriate to complete a transaction that its board of directors believes is in the Company's best interest and its stockholders' best interest. This could include terminating the Offer and any obligation to grant the New Options. IF THE COMPANY WERE TO TERMINATE


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                THE OFFER IN CONNECTION WITH A CHANGE OF CONTROL TRANSACTION,
                YOU WOULD NOT RECEIVE OPTIONS TO PURCHASE SECURITIES OF THE ACQUIROR OR ANY OTHER CONSIDERATION FOR THE TENDERED OPTIONS.

         (9) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, you are accepting the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and you upon the terms and subject to the conditions of the Offer.

         (10) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options.

         (11) All options that you choose not to tender for exchange or that are not accepted for exchange shall remain outstanding and retain their current exercise price and exercise schedule.

         (12) You are advised to consult with your own advisors (including your own tax advisors) as to the consequences of participating or not participating in the Offer.

         (13) The Company makes no representation or warranty to you whatsoever concerning the future value of its Common Stock and no employees or representatives of the Company are authorized to make, on behalf of the Company any representation or any recommendation to you as to whether or not you should tender your options pursuant to the Offer. If you have any questions regarding the Offer or the New Options you should contact Karen Pereira, Stock Administrator, at Oak Technology and/or review any of the following documents made available to you by Oak
                Technology: the Plan, the applicable option agreement for your current options, the Tender Offer Statement on Schedule TO, which was filed with the SEC in connection with the Offer, and/or any financial documents that Oak Technology regularly files with the SEC from time to time. Neither the Company nor its board of directors makes any recommendation as to whether or not you should tender your options for exchange and you must make your own decision whether to tender your options. You should speak with your own tax advisor to determine the tax consequences of the tender of options under the Offer and the receipt of new options, prior to signing this Acceptance Letter.

         (14) The determination of whether to tender your eligible options pursuant to the Offer requires a subjective determination by you as to the future value of the Company's Common Stock and the future value of the Company's Common Stock depends on a number of variables, including future events that involve substantial risks and uncertainties.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.


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         The Offer is not being made to (nor will Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

         By signing below, I agree to the terms and conditions set forth in this Acceptance Letter, including the terms and conditions of the Offer to Exchange.


------------------------------------                 ---------------------------
SIGNATURE:                                           DATE AND TIME


NAME AND TITLE:                                      TAX ID/SSN:
               ---------------------                            ----------------

ADDRESS:
        ------------------------------------------------------------------------


HOME TELEPHONE NUMBER:
                      ----------------------------------------------------------




------------------------------------                 ---------------------------
SIGNATURE OF SPOUSE (IF APPLICABLE):                 DATE


NAME:                                                TAX ID/SSN:
               ---------------------                            ----------------



  YOU MUST COMPLETE AND SIGN ABOVE EXACTLY AS YOUR NAME APPEARS ON THE OPTION AGREEMENT OR AGREEMENTS EVIDENCING THE TENDERED OPTIONS. IF THE SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT OR ANOTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE SET FORTH THE SIGNER'S
   FULL TITLE AND INCLUDE WITH THIS ACCEPTANCE LETTER PROPER EVIDENCE OF THE
               AUTHORITY OF SUCH PERSON TO ACT IN SUCH CAPACITY.
          SEE INSTRUCTIONS 1 AND 4 ATTACHED TO THIS ACCEPTANCE LETTER.


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                                  INSTRUCTIONS

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF ACCEPTANCE LETTER. A properly completed and signed original of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         DELIVERY OF THIS LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER WILL NOT CONSTITUTE A VALID DELIVERY.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OWN RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         2. WITHDRAWAL OF TENDERED OPTIONS. Tenders of Tendered Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. You must withdraw all Tendered Options; you may not withdraw only a portion of Tendered Options. If the Offer is extended by the Company beyond that time, you may withdraw the Tendered Options at any time until the extended expiration of the Offer. To withdraw Tendered Options, you must deliver a written Notice of Withdrawal with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         3. TENDERS. If you intend to tender options pursuant to the Offer, you must complete the table on the first page of this Letter by providing the number of Common Stock subject to each Tendered Option, the grant date of each Tendered Option and the exercise price of each Tendered Option. If you intend to tender eligible options pursuant to the Offer, you must tender all of your eligible options that are outstanding on the Expiration Date.

         4. SIGNATURES ON THIS ACCEPTANCE LETTER. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee. The signature must correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any


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change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to Karen Pereira, Stock Administrator, at the address and telephone number given on page 1 of this Letter. The Company will promptly furnish copies at its expense.

         6. IRREGULARITIES. All questions as to the number of Common Stock subject to Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Tendered Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Tendered Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Tendered Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured or waived to the Company's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         Important: To accept the Offer, the signed Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Expiration Date. You must deliver a properly signed paper copy of this Letter by regular external mail, facsimile or hand-delivery. Delivery by e-mail will not be accepted.

         7.       IMPORTANT TAX INFORMATION.  You should carefully review
Section 13 of the Offer to Exchange, which contains important tax information.


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                                  ATTACHMENT A


                                  OPTION REPORT


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